UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Kayne Anderson Energy/Infrastructure Fund, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	26-0155073

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 3100 Houston, Texas	77002

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐
Securities Act registration statement file number pursuant to which this form relates: 333-142888
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     Incorporated by reference herein is the section entitled “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on May 11, 2007 (Securities Act File No. 333-142888 and Investment Company Act File No. 811-22065), and as subsequently amended.
Item 2. EXHIBITS.
     None.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
KAYNE ANDERSON ENERGY/INFRASTRUCTURE FUND, INC.

By: Name:	/s/ David Shladovsky David Shladovsky
Title:	Secretary
Date:	June 26, 2007